Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CytomX Therapeutics, Inc. of our report dated March 2, 2017  relating to the financial statements,  which appears in CytomX Therapeutics, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California

November 6, 2018